As filed with the Securities and Exchange Commission on August 17, 2007
Registration No. 333-131780

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Horizon Offshore, Inc.
(Exact name of registrant as specified in its charter)

Delaware	2500 CityWest Boulevard	76-0487309
(State or other	Suite 2200	(I.R.S. Employer
jurisdiction of incorporation	Houston, Texas 77042	Identification Number)
or organization)	(713) 361–2600
Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

David W. Sharp	Copy to:
Chief Executive Officer	William B. Masters
Horizon Offshore, Inc.	Jones, Walker, Waechter, Poitevent,
2500 CityWest Boulevard, Suite 2200	Carrère & Denègre, L.L.P.
Houston, Texas 77042	201 St. Charles Avenue, 51st Floor
(713) 361-2600	New Orleans, Louisiana 70170-5100
(Names, address, including zip code, and telephone	(504) 582-8000
number, including area code, of agent for service)	Fax: (504) 582-8012

This Post-Effective Amendment shall become effective in accordance with Section 8(c) of the Securities Act of
1933, on such date as the Commission, acting pursuant to Section 8(c), may determine.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐
     If any of the securities being registered on this Form are to be offered on delayed or continuous basis pursuant to rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐
      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
      If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413 (b) under the Securities Act, check the following box. ☐

SIGNATURES

DEREGISTRATION OF SECURITIES
          This Post-Effective Amendment No. 1 is being filed by Horizon Offshore, Inc. (“Horizon”) in order to deregister 1,555,787 shares of Horizon’s common stock, $.00001 par value, that remain unsold under the Registration Statement. The foregoing number of shares of common stock has been adjusted to reflect Horizon’s one for twenty-five reverse stock split effected on April 12, 2006.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 17, 2007.

HORIZON OFFSHORE, INC.
By:	/s/ David W. Sharp
David W. Sharp
President and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David W. Sharp

David W. Sharp	President, Chief Executive Officer and Director (Principal Executive Officer)	August 17, 2007

*

Ronald D. Mogel	Chief Financial Officer and Vice President (Principal Financial and Accounting Officer)	August 17, 2007
*

John T. Mills	Chairman of the Board	August 17, 2007

Raymond L. Steele	Director

Ken R. LeSuer	Director

*

Charles O. Buckner	Director	August 17, 2007

*By:	/s/ David W. Sharp

David W. Sharp
Attorney-in-fact